Exhibit 32.1
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sunrun Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 1, 2023

By:	/s/ Mary Powell
Mary Powell
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Danny Abajian
Danny Abajian
Chief Financial Officer (Principal Financial and Accounting Officer)